Exhibit 32.2


                              CERTIFICATION OF THE
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of KeySpan Corporation (the "Corporation") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gerald Luterman, Executive Vice President and Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                           /s/Gerald Luterman
                                           ------------------------------
                                           Name: Gerald Luterman
                                           Title: Executive Vice President and
                                                  Chief Financial Officer
                                           Date: March 1, 2005